Exhibit 10.1
Yelp Inc.
Amendment to Equity Awards
On February 19, 2020, Yelp Inc. (the “Company”) granted to you a Restricted Stock Unit award to be issued up to 93,761 shares of the Company’s Common Stock (the “RSU”) under the Company’s 2012 Equity Incentive Plan, as amended (the “Plan”). On February 19, 2020, the Company also granted to you a Performance Restricted Stock Unit award under the Plan with 23,441 shares, 93,761 shares and 187,522 shares of the Company’s Common Stock issuable at the threshold, target and maximum levels of performance, respectively (the “PSU”).
This Amendment to Equity Awards (the “Amendment”) changes the number of shares subject to the RSU and PSU, among other changes set forth below, effective as of April 7, 2020 (the “Effective Date”). Capitalized terms not explicitly defined in this Amendment but defined in the Plan shall have the meaning set forth in the Plan.
1. Effective as of the Effective Date, the 17,580 shares subject to your RSU that were eligible to vest on May 20, 2020, August 20, 2020 and October 1, 2020 pursuant to the vesting schedule of your RSU will be forfeited and cease to be eligible to vest.
2. Effective as of the Effective Date:
(a) the threshold, target and maximum numbers of shares subject to your PSU shall be reduced to 19,046 shares, 76,181 shares and 152,362 shares, respectively; and
(b) the definition of “Time-Based Vesting Schedule” set forth in the PSU Vesting Conditions exhibit to your PSU Grant Notice shall be amended to read as follows:
“thirteen equal quarterly installments, as follows: (i) February 20, 2020; (ii) February 20, 2021; and (iii) each Quarterly Vest Date thereafter until fully vested, subject to the Participant’s Continuous Service through each such vesting date.”
Except as explicitly noted in this Amendment, the terms and conditions of the RSU and PSU as set forth in the Plan, your RSU Grant Notice and Agreement and your PSU Grant Notice and Agreement will be unchanged and remain in effect in accordance with the existing terms and conditions of the RSU and PSU.
This Amendment is made in consideration of good and valuable consideration, receipt and sufficiency of which you and the Company hereby acknowledge. By signing below, you acknowledge your consent and agreement to this Amendment.
The Company’s stock plan administrator will attach a copy of this letter to the face of the original RSU Grant Notice and Agreement and PSU Grant Notice and Agreement in Company records. You will not be issued replacement RSU or PSU documentation. Please keep a copy of this Amendment in your records relating to your RSUs and PSUs.
YELP INC.

/s/ Laurence Wilson
Name: Laurence Wilson
Title: Chief Administrative Officer & General Counsel

Acknowledged and Agreed:
/s/ Jeremy Stoppelman
Jeremy Stoppelman